---------------------------------------------------------------------------
A registration statement has been filed with the Securities and Exchange Commission in connection with the Exchange Offer. The completion of the Exchange Offer is dependent upon the registration statement becoming effective.

-------------------------------------------------------------------------------


                               CII Financial, Inc.

                                     NOTICE

                             Dated December 26, 2000

                                   To Exchange

                                 the outstanding

             7 1/2% Convertible Subordinated Debentures due September 15, 2001 of CII Financial, Inc.


-----------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 25, 2001 UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
-------------------------------------------------------------------------------


         To:      Brokers, Dealers, Commercial Banks,
                  Trust Companies and other Nominees.

                  Enclosed for your consideration is material relating to the offer by CII Financial, Inc. ("CII Financial") to exchange:

         o $1,000 in principal amount of new 9% senior subordinated debentures due September 15, 2006 of CII Financial (the "new senior subordinated debentures") for each $1,000 in principal amount of the old junior subordinated debentures that you tender; or

         o $525 cash for each $1,000 in principal amount of the 7 1/2% convertible subordinated debentures due September 15, 2001 of CII Financial (the "old junior subordinated debentures") that you tender, up to a maximum of $19.5 million in aggregate principal amount of old junior subordinated debentures, as described in the Preliminary Prospectus under the caption "The Exchange Offer--Terms of the Exchange Offer."

         CII Financial will pay in cash accrued and unpaid interest on all old junior subordinated debentures accepted in the Exchange Offer through, but not including, the date of acceptance.

You may withdraw tenders of debentures at any time prior to the expiration of the Exchange Offer, but the exchange consideration shall not be payable in respect of old junior subordinated debentures so withdrawn. Any permitted withdrawal of old junior subordinated debentures may not be rescinded, and any old junior subordinated debentures properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Withdrawn old junior subordinated debentures may, however, be re-tendered by again following one of the appropriate procedures described in the Preliminary Prospectus at any time prior to the expiration of the Exchange Offer.

         CII Financial will pay to Soliciting Dealers a solicitation fee of $2.50 per $1,000 of old junior subordinated debentures tendered, accepted for purchase and paid pursuant to the Exchange Offer, provided, that the aggregate solicitation fee paid to any one Soliciting Dealer shall not exceed $15,000.

         A "Soliciting Dealer" is an entity covered by a Letter of Transmittal which designated its name as having solicited and obtained the tender, and it is
(i) any broker or dealer in securities, excluding the Dealer Manager, which is a member of any national securities exchange or of the NASD, (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company. No such fee shall be payable to a Soliciting Dealer with respect to the tender of old subordinated junior debentures by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer in respect of old junior subordinated debentures registered in the name of such Soliciting Dealer unless such old junior subordinated debentures are held by such Soliciting Dealer as nominee and such old junior subordinated debentures are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be paid to a Soliciting Dealer with respect to old junior subordinated debentures tendered for such Soliciting Dealer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of CII Financial, the Exchange Agent, the Dealer Manager or the Information Agent for purposes of the Exchange Offer.

         CII Financial will also, upon request, reimburse Soliciting Dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Exchange Offer to their customers.

         IN ORDER FOR A SOLICITING DEALER TO RECEIVE A SOLICITATION FEE, WELLS FARGO CORPORATE TRUST AS EXCHANGE AGENT (THE "EXCHANGE AGENT"), MUST HAVE RECEIVED FROM SUCH SOLICITING DEALER A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF SOLICITED TENDERS IN THE FORM ATTACHED HERETO (OR FACSIMILE THEREOF) WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION OF THE OFFER.

         For your information and for forwarding to your clients for whom you hold the old junior subordinated debentures registered in your name or in the name of your nominee, we are enclosing the following documents:

                  1.       Preliminary Prospectus dated December 26, 2000;

                  2. The Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup United States federal income tax withholding and a Substitute Form W-8 for non-U.S. holders of old junior subordinated debentures;

                  3. A printed form of letter, including a Letter of Instructions, which may be sent to your clients for whose account you hold old junior subordinated debentures registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

                  4. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the old junior subordinated debentures and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date. Notwithstanding any other provision hereof, exchange of the cash or new senior subordinated debentures for the old junior subordinated debentures tendered and accepted for exchange pursuant to the Exchange Offer will, in all cases, be made only after receipt by the Exchange Agent of the tendered old junior subordinated debentures (or book entry confirmation of the transfer of such old junior subordinated debentures into the Exchange Agent's account at DTC) and a Letter of Transmittal (of facsimile thereof) with respect to such old junior subordinated debentures properly completed and duly executed, with any required signature guarantees and any other documents requried by the Letter of Transmittal, or a properly transmitted Agent's message; and

                  5.       A return envelope addressed to the Exchange Agent.

         DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

         Any inquiries you may have with respect to the Exchange Offer should be addressed, or requests for additional copies of the enclosed materials, should be directed Wells Fargo Corporate Trust, the Exchange Agent for the Exchange
Offer at its address and telephone number set forth on the front of the Letter of Transmittal.

                                         Very truly yours,

                                         CII FINANCIAL, INC.

         NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AGENT OF CII FINANCIAL OR THE DEALER MANAGER OR THE INFORMATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

         IMPORTANT: The Letter of Transmittal (or a facsimile thereof), together with old junior subordinated debentures and all other required documents must be received by the Exchange Agent on or prior to the Expiration Date in order for holders to receive the exchange consideration.

                               CII Financial, Inc.

     NOTICE OF SOLICITED TENDERS FOR THE OLD JUNIOR SUBORDINATED DEBENTURES
                             CUSIP NUMBER 12551LAB7

         List below the aggregate principal amount of old junior subordinated debentures tendered by each beneficial owner whose tender you have solicited. All old junior subordinated debentures beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the table below. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent. If the space below is inadequate, list the old junior subordinated debentures in a separate signed schedule and affix the list to this Notice of Solicited Tenders.

         ALL NOTICES OF SOLICITED TENDERS SHOULD BE DETACHED BY TEARING ALONG THE PERFORATED EDGE AND RETURNED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THE OFFER TO PURCHASE WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION OF THE OFFER. NOTICES MAY BE FAXED TO THE EXCHANGE AGENT BY ELIGIBLE INSTITUTIONS AT (612)-667-4927 CONFIRMATION TELEPHONE NUMBER (800) 344-5218 ALL QUESTIONS CONCERNING THE NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE PRELIMINARY PROSPECTUS.

     ALL SOLICITING DEALERS ARE REQUIRED TO COMPLETE THE FOLLOWING. PLEASE TYPE OR PRINT NEATLY.

DTC Participant     VOI Ticket     Principal Amount of        Number of
      Number          Number*    Debentures Requested for    Beneficial Owner(s)
                                        Payment                  Represented

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
------------------------------------------------------------------------------

-------------------------------------------------------------------------------

* Complete if old junior subordinated debentures delivered by book-entry transfer. Please submit a separate VOI ticket for old junior subordinated debentures tendered when the solicitation fee is to be directed to another Soliciting Dealer.

     DO NOT SEND OLD JUNIOR SUBORDINATED DEBENTURE CERTIFICATES WITH THIS FORM. YOUR OLD JUNIOR SUBORDINATED DEBENTURE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

         PLEASE COMPLETE THE SIGNATURE FORM ON THE LAST PAGE.

                      SOLICITATION FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm

                                 (Please Print)

Attention

Address

                               (Include Zip Code)

Phone Number

Taxpayer Identification or Social Security No.

Applicable VOI Number                  Principal Amount of Debentures

IF SOLICITATION FEES ARE PAID TO ANOTHER ELIGIBLE INSTITUTION(S), PLEASE COMPLETE THE FOLLOWING BOXES:

ISSUE CHECK TO:

Firm

                                 (Please Print)

Attention

Address

                               (Include Zip Code)

Phone Number

Taxpayer Identification or Social Security No.

Applicable VOI Number                 Principal Amount of Debentures

ISSUE CHECK TO:

Firm

                                 (Please Print)

Attention

Address

                               (Include Zip Code)

Phone Number

Taxpayer Identification or Social Security No.

Applicable VOI Number               Principal Amount of Debentures

NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.

         All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Exchange Agent, in its sole discretion, which determination will be final and binding. Neither the Exchange Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

         The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Exchange Offer; (iii) in soliciting tenders of old junior subordinated debentures, it has used no soliciting materials other than those furnished by CII Financial; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations.

Firm Name:
By:
Title:
Address (Including Zip Code):
Area Code and Telephone Number: